Exhibit 99.1
Verso Corporation Adopts Limited Duration Stockholder Rights Plan
MIAMISBURG, Ohio — June 17, 2019 — Verso Corporation (NYSE: VRS) (“Verso” or the “Company”) today announced that its Board of Directors (the “Board”) has unanimously adopted a limited duration stockholder rights plan (the “Rights Plan”), following the Board’s evaluation and consultation with the Company’s advisors, and has declared a dividend distribution of one right (“Right”) for each outstanding share of common stock. The record date for such dividend distribution is June 27, 2019. Unless and until a triggering event occurs and these Rights become exercisable, the Rights will trade with the shares of the Company’s common stock.
The adoption of the Rights Plan is intended to protect Verso and its stockholders from the actions of third-parties that the Board determines are not in the best interests of Verso and its stockholders, and to enable all stockholders to realize the long-term value of their investment. The Rights Plan also protects Verso from any efforts to obtain control while it is conducting its strategic alternatives process so that it can maximize the likelihood of a successful outcome.
The Rights Plan is similar to other rights plans adopted by publicly-traded companies. The Rights Plan has the following specific terms:
(1)
The rights will generally become exercisable only if a person or group acquires beneficial ownership of 15% or more of Verso’s common stock in a transaction not approved by the Board;

(2)
The Rights Plan expires on the earlier of  (a) one year, (b) the redemption or exchange of the Rights, (c) the Board’s determination to not pursue any strategic alternatives and (d) upon the approval by the Company’s stockholders of any strategic transaction recommended by the Board;

(3)
The rights will not be issued if there is a “qualifying transaction” which satisfies the following criteria: (a) the offer is a fully financed, all-cash tender offer or an exchange offer offering shares of the offeror traded on a national securities exchange (or a combination thereof); (b) for any and all of the outstanding shares of common stock of the Company; and (c) at the same per-share consideration for all such shares; and

(4)
Each holder of a right (other than the acquiring person or group, whose rights will become void and will not be exercisable) will have the right to receive for 50% of the market value (determined pursuant to the terms of the Rights Plan) a certain number of shares of Verso’s common stock, calculated in accordance with terms of Rights Plan. In addition, if Verso is acquired in a merger or other business combination after an acquiring person acquires 15% or more of Verso’ common stock, each holder of the right would thereafter have the right to receive for a purchase price equal to 50% of the then current market value a certain number of shares of common equity interest of the acquiring person that is a party to such transaction. The acquiring person or group would not be entitled to exercise these Rights.

In the Rights Plan, the definition of  “beneficial ownership” includes derivative securities.
Further details of the Rights Plan will be contained in a Current Report on Form 8-K and a Registration Statement on Form 8-A that Verso will be filing with the Securities and Exchange Commission (SEC).
Akin Gump Strauss Hauer & Feld, LLP is serving as legal advisor to Verso and Houlihan Lokey Capital, Inc. is serving as financial advisor to Verso.
About Verso
Verso Corporation is the turn-to company for those looking to successfully navigate the complexities of paper sourcing and performance. The leading North American producer of printing and specialty papers and pulp, Verso provides insightful solutions that help drive improved customer efficiency, productivity, brand awareness and business results. Verso’s long-standing reputation for quality and reliability is directly tied to our vision to be a company with passion that is respected and trusted by all. Verso’s passion is rooted in ethical business practices that demand safe workplaces for our employees and sustainable wood sourcing for our products. This passion, combined with our flexible manufacturing capabilities and an unmatched commitment to product performance, delivery and service, make Verso a preferred choice among commercial printers, paper merchants and brokers, converters, publishers and other end users. For more information, visit us online at versoco.com.
Forward Looking Statements
In this press release, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “intend,” “potential” and other similar expressions. Forward-looking statements are based on currently available business, economic, financial, and other information and reflect management’s current beliefs, expectations, and views with respect to future developments and their potential effects on Verso. Actual results could vary materially depending on risks and uncertainties that may affect Verso and its business. Verso’s actual actions and results may differ materially from what is expressed or implied by these statements due to a variety of factors, including those risks and uncertainties listed under the caption “Risk Factors” in Verso’s Form 10-K for the fiscal year ended December 31, 2018 and from time to time in Verso’s other filings with the Securities and Exchange Commission. Verso assumes no obligation to update any forward-looking statement made in this press release to reflect subsequent events or circumstances or actual outcomes.
Investor contact:
investor.relations@versoco.com
937-528-3220
Media contact:
Kathi Rowzie
Vice President, Communications and Public Affairs
937-528-3700
kathi.rowzie@versoco.com